Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Microchip Technology Incorporated:


We consent to the incorporation by reference in the registration statements on Form S-8 Nos. 33-59686 dated March 17, 1993, 33-80072 dated June 10, 1994,
33-81690  dated July 18, 1994,  33-83196  dated August 24, 1994,  333-872  dated
January 23, 1996,  333-40791  dated November 21, 1997,  333-67215 dated November
13, 1998,  333-93571 dated December 23, 1999,  333-51322 dated December 6, 2000, and 333-53876 dated January 18, 2001 of Microchip Technology Incorporated, of our report dated April 30, 2001, relating to the consolidated balance sheets of Microchip Technology Incorporated and subsidiaries as of March 31, 2001 and
2000, and the related consolidated statements of income, stockholders' equity and other comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2001, which report appears in the March 31, 2001 annual report on Form 10-K of Microchip Technology Incorporated.


                                        /s/ KPMG LLP

Phoenix, Arizona
May 14, 2001